Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

         We consent to the incorporation by reference in this Annual Report on Form 40-F of our report dated March 27, 2007, except for Note 17 which is as at March 29, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to our consideration of internal control over financial reporting), with respect to the consolidated financial statements of Crystallex International Corporation (the "Company").

         We also consent to the incorporation by reference into Registration Statement No. 333-108878 on Form F-1; Nos. 333-125380, 333-101583 and 333-91402
on Form F-3; No. 333-126997 on Form F-10; and No. 333-126128 on Form S-8 of
our report dated March 27, 2007, except for Note 17 which is as at March 29, 2007, with respect to the consolidated financial statements of the Company for the fiscal year ended December 31, 2006.


                                   /S/ DELOITTE & TOUCHE LLP
Toronto, Canada                    Deloitte & Touche LLP
March 30, 2007                     Independent Registered Chartered Accountants